Exhibit 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PARENT THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED SECURED TERM NOTE

FOR VALUE RECEIVED, each of HESPERIA HOLDING, INC., a Nevada corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of (eight hundred five thousand five hundred thirty-seven) Dollars ($805,537), together with any accrued and unpaid interest hereon, on June 23, 2008 (the “Maturity Date”) if not sooner irrevocably paid in full in immediately available funds.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Security Agreement dated October 8, 2004 among the Companies and the Holder (as amended, modified and/or supplemented from time to time, the “Security Agreement”).

The following terms shall apply to this Secured Term Note (this “Note”):

ARTICLE 1

CONTRACT RATE AND AMORTIZATION

1.1          Contract Rate. Subject to Sections 4.2 and 5.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to ten percent (10.0%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on July 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2          Amortization Payments. Amortizing payments of amounts outstanding under this Note shall be made, jointly and severally, by the Companies beginning on August 1, 2006 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Commencing on the first Amortization Date, the Companies shall, jointly and severally, make monthly amortization payments to the Holder on each Amortization Date, each such payment in the amount of $20,000 (the “Amortization

:

Amount”). Each Amortization Amount received by the Holder shall be credited first against any accrued and unpaid fees, second against any unpaid interest on the outstanding Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Security Agreement and/or any other Ancillary Agreement, and last against any principal amount then outstanding under the Note. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date. The Amortization Amount due and payable on each Amortization Date shall be paid in cash or other immediately available funds.

ARTICLE II

REDEMPTION

2.1          Optional Redemption in Cash. The Companies may prepay this Note at any time, in whole or in part (each, an “Optional Redemption”) without premium or penalty by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Companies shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount must be paid to the Holder, irrevocably, in cash or in immediately available funds.

ARTICLE III

ISSUANCE OF NEW NOTE

3.1          Issuance of New Note. Upon any partial prepayment of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Companies to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article III of this Note, the Companies shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

ARTICLE IV

EVENTS OF DEFAULT

4.1          Events of Default. The occurrence of any of the following events set forth in Section 19 of the Security Agreement, unless amended by Exhibit B, shall constitute an event of default (“Event of Default”) hereunder.

4.2          Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal amount of this Note in an amount equal to [two percent (2.0%)] per month, and all outstanding obligations under this Note, the Security Agreement and each other Ancillary Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3          Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the Ancillary Agreements and all obligations and liabilities of the Companies under the Security Agreement and the Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”). The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Security Agreement, and/or the other Ancillary Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

ARTICLE V

MISCELLANEOUS

5.1	Cumulative Remedies. The remedies under this Note shall be cumulative.

5.2          Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.3          Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for the Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.

5.4          Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

5.5          Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

5.6          Cost of Collection. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

5.7	Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)          EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)          EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

5.8          Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

5.9          Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

5.10       Security Interest. The Holder has been granted a security interest (i) in certain assets of each of the Companies as more fully described in the Security Agreement and (ii) in the equity interests of Parent’s Subsidiaries pursuant to the Stock Pledge Agreement.

5.11       Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.12       Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

5.13       Amendment and Restatement. This Note amends and restates in its entirety (and is given in substitution for but not in satisfaction of each of each of the Revolving Note and the Minimum Borrowing Note issued by the Companies in favor of Holder pursuant the Security Agreement (collectively, the “Prior Notes”)). This Note does not effect a refinancing of all or any portion of the Obligations heretofore evidenced by the Prior Notes, it being the intention of the Companies and the Holder to avoid effectuating a novation of such Obligations.

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IN WITNESS WHEREOF, each Company has caused this Secured Term Note to be signed in its name effective as of this 23rd day of June, 2006.

HESPERIA HOLDING INC.

By:_/s/ William Nalls

Name: William Nalls
Title: Chief Operating Officer

WITNESS:

_/s/ Mark Presgraves___________________

HESPERIA TRUSS INC.

By:_/s/ William Nalls

Name: William Nalls
Title: Chief Executive Officer

WITNESS:

/s/ Mark Presgraves___________________

PAHRUMP VALLEY TRUSS, INC.

By: /s William Nalls

Name: William Nalls
Title: Chief Executive Officer

WITNESS:

/s/ Mark Presgraves___________________